February 11, 2013	FOR IMMEDIATE RELEASE

CONTACT: Kelly Polonus, Great Southern, 1.417.895.5242
kpolonus@greatsouthernbank.com

Great Southern Bancorp, Inc. to Hold 24th Annual Meeting of Stockholders

SPRINGFIELD, Mo. – Great Southern Bancorp, Inc. (NASDAQ Global Select: GSBC), the holding company of Great Southern Bank, will hold its 24th Annual Meeting of Stockholders at:

10 a.m. CDT
Wednesday, May 15, 2013
Great Southern Operations Center
218 S. Glenstone, Springfield, Mo.

Holders of Great Southern Bancorp, Inc. common stock at the close of business on the record date, March 1, 2013, can vote at the annual meeting, either in person or by proxy.

Material to be presented at the Annual Meeting will be available on the Company’s website, www.GreatSouthernBank.com, prior to the start of the meeting.

With total assets of $4.0 billion, Great Southern offers banking and investment services. Headquartered in Springfield, Mo., Great Southern operates 107 retail banking centers and more than 200 ATMs in Missouri, Arkansas, Iowa, Kansas, Minnesota and Nebraska.

www.GreatSouthernBank.com